UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2009

ANESIVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50573	77-0503399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Gateway Boulevard

South San Francisco, California 94080

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 624-9600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 20, 2009, Anesiva, Inc. (“Anesiva” or the “Company”) entered into a securities purchase agreement (the “Agreement”) with Sofinnova Venture Partners VII, L.P., Alta California Partners III, L.P., Alta Embarcadero Partners III, LLC, Alta Partners VIII, LP, CMEA Ventures VII, L.P., CMEA Ventures VII (Parallel), L.P., InterWest Partners VIII, LP, InterWest Investors VIII, LP, and InterWest Investors Q VIII, LP (each an “Investor” and collectively, the “Investors”), pursuant to which Anesiva agreed to sell and issue securities (each a “Security” and collectively, the “Securities”) in the aggregate principal amount of up to $7.0 million, subject to the terms and conditions set forth in the Agreement. The Securities are secured by a first priority security interest in all of the assets of the Company and AlgoRx Pharmaceuticals, Inc., one of the Company’s wholly-owned subsidiaries. Dr. Arnold L. Oronsky serves on Anesiva’s board of directors and is a General Partner of InterWest Partners. Dr. Michael F. Powell and Mr. Daniel S. Janney also serve on Anesiva’s board of directors and are managing directors of Sofinnova Ventures and Alta Partners, respectively. A special committee of the board of directors determined that the transactions contemplated by the Agreement were the best proposal regarding a financing transaction received by the Company.

On January 20, 2009, Anesiva received an initial $3.0 million pursuant to the terms and conditions set forth in the Agreement. Additional amounts under the Agreement may become available to Anesiva at any time prior to April 1, 2009 upon the request of the board of directors of the Company provided that: (1) the amount requested does not exceed $2.0 million for each subsequent closing; (2) the Company does not request more than two subsequent closings; and (3) the request for a subsequent closing is approved in writing by the Investors holding, at any time, at least sixty percent (60%) of the aggregate unpaid principal of the then outstanding Securities purchased pursuant to the Agreement (the “Majority Investors”). If the Company does request such a subsequent closing, each Investor may, in its sole discretion, purchase additional Securities under the Agreement. The Company anticipates, upon approval by its board of directors, to offer to its stockholders non-transferable subscription rights to purchase securities with similar terms as the Securities in an aggregate principal amount of up to $3.0 million. The Investors have agreed to waive any right to participate in such transaction except to the extent the Company’s stockholders (other than the Investors) do not purchase all the securities offered in such transaction.

The Securities accrue interest at a continuously compounding rate of seven percent per annum. During the occurrence and continuance of an event of default, the Securities will accrue interest at a continuously compounding rate of 14% per annum. Unless earlier paid pursuant to the terms of the Agreement or accelerated in connection with an event of default, subject to the terms of the Agreement, the outstanding principal and accrued but unpaid returns will be immediately due and payable at any time at the request of the Majority Investors on or after July 20, 2009. An event of default is defined in the Agreement to include, among other things: (1) a default of the Company or a subsidiary of the Company beyond any applicable cure period under any monetary liability that results in the acceleration of payment of such obligation in an amount over $100,000; (2) any judgment(s) against the Company or any subsidiary which in the aggregate exceeds $100,000 and remains unsatisfied pending appeal for 45 days or more after entry; and (3) a decrease in the Company’s Cash and Cash Equivalents (as defined in the Agreement) to below $250,000. The Securities are guaranteed by AlgoRx Pharmaceuticals.

Pursuant to the Agreement, in the event of a Change of Control of the Company, the Company will pay the Investors an amount equal to seven times the sum of the outstanding principal amount of the Securities, plus all accrued but unpaid returns thereon. Except as otherwise set forth in the Agreement, these payments upon a Change of Control will constitute payment in full of the Securities. A Change of Control is defined in a customary way for transactions of this type to include a merger involving the Company or a sale of a substantial amount of its assets and also includes: (a) a sale, transfer, exclusive license, exclusive partnering arrangement or other disposition in a single transaction or series of related transactions of the Company’s Adlea assets; (b) a prepayment of the Securities in accordance with the third paragraph of such Securities; and (c) the failure of the Company to own and control, directly or indirectly, through one or more wholly-owned subsidiaries, one hundred percent (100%) of the issued and outstanding capital stock of its subsidiaries.

The Agreement contains various representations and warranties, and affirmative and negative covenants. The affirmative covenants include requirements to provide notices of specified events to the Investors, maintain the Company’s corporate existence, maintain its insurance policies, maintain adequate accounting records and comply with applicable laws. The negative covenants include prohibitions on the following activities, among other things, without the consent of the Majority Investors: (1) mergers involving the Company or its subsidiaries, (2) payment of cash dividends, (3) incurrence of certain indebtedness, (4) incurrence of certain liens, (5) making of capital expenditures in excess of $100,000, (6) sales of assets outside the ordinary course of business and (7) sales of debt or equity securities. The Company also agreed to indemnify the Investors for any claims arising out of the Agreement or the use of the proceeds by the Company.

The Agreement has been filed as an exhibit to this Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company and its subsidiaries. The representations, warranties and covenants contained in the Agreement were made only for purposes of such Agreement and as of specific dates, were solely for the benefit of the parties to such Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders (other than Investors who are parties to the Agreement) are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing descriptions of the Agreement and Securities do not purport to be complete and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibits 10.74 and 10.75, respectively, and incorporated herein by this reference.

This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Anesiva, Inc. To the extent an offering is made, it will only be made by means of a prospectus contained in a registration statement to be filed with the Securities and Exchange Commission.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 relating to the Agreement and Securities is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The Securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Securities Act”). The Agreement contains representations to support the Company’s reasonable belief that the Investors had access to information concerning its operations and financial condition, that the Investors are acquiring the Securities for their own account and not with a view to the distribution thereof, and that the Investors are “accredited investors” as defined by Rule 501 promulgated under the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

Under the terms of the Agreement, while the Securities remain outstanding the consent of the Majority Investors will be required for the Company to declare or pay any cash dividends or redeem any of its equity securities, other than in connection with benefit plans.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In July 2005, the board of directors of the Company adopted the Executive Change in Control and Severance Benefit Plan, which provides for certain benefits for designated executive officers of the Company in the event of a covered termination. On January 20, 2009, in connection with the Agreement, the compensation committee of the board of directors of the Company approved the amendment and restatement of the Executive Change in Control and Severance Benefit Plan (the “Amended Plan”). The definitions of “Change in Control” as well as the amounts payable to designated executive officers in the event of a Change in Control, among other items, are amended in the Amended Plan.

The foregoing is a summary description of the terms and conditions of the Amended Plan and by its nature is incomplete. It is qualified in its entirety by the text of the Amended Plan, a copy of which is attached as Exhibit 10.76 hereto and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.74	Securities Purchase Agreement, dated January 20, 2009, by and among Sofinnova Venture Partners VII, L.P., Alta California Partners III, L.P., Alta Embarcadero Partners III, LLC, Alta Partners VIII, LP, CMEA Ventures VII, L.P., CMEA Ventures VII (Parallel), L.P., InterWest Partners VIII, LP, InterWest Investors VIII, LP, and InterWest Investors Q VIII, LP.

10.75	Form of Security.

10.76	Executive Change in Control and Severance Benefit Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2009	ANESIVA, INC.

	By:	/s/ Jean-Frédéric Viret
Jean-Frédéric Viret
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.74	Securities Purchase Agreement, dated January 20, 2009, by and among Sofinnova Venture Partners VII, L.P., Alta California Partners III, L.P., Alta Embarcadero Partners III, LLC, Alta Partners VIII, LP, CMEA Ventures VII, L.P., CMEA Ventures VII (Parallel), L.P., InterWest Partners VIII, LP, InterWest Investors VIII, LP, and InterWest Investors Q VIII, LP.

10.75	Form of Security.

10.76	Executive Change in Control and Severance Benefit Plan, as amended.